UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008 (November 15, 2008)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On November 15, 2008, United Energy Group Limited (“UEGL”) and Transmeridian Exploration Incorporated (the “Company”) entered into a Termination Agreement (the “Termination Agreement”), which terminated by mutual agreement the Amended and Restated Investment Agreement between UEGL and the Company dated as of June 11, 2008 and amended and restated as of September 22, 2008 (the “Investment Agreement”), and the Amended and Restated Investor Rights Agreement between UEGL and the Company dated as of June 11, 2008 and amended and restated as of September 22, 2008 (the “Investor Rights Agreement”). Effective as of the date of termination, each of UEGL and the Company, on their own behalf and on behalf of their affiliates and other related parties, mutually released the other party from any claims that may have been made by such party against the other party arising from or relating to the Investment Agreement or the Investor Rights Agreement, including the performance thereof and further payment obligations of any kind in connection therewith.

The Termination Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Termination Agreement above does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement.

Item 8.01. Other Events.

In connection with the Termination Agreement, (i) the Company and Transmeridian Exploration Inc. (“TMEI”) terminated their exchange offer and related consent solicitation relating to $290,000,000 aggregate principal amount of TMEI’s 12% Senior Secured Notes due 2010 (CUSIP Nos.: 89376NAC2, 89376NAA6, 89376NAB4, U87289AB7) (the “Existing Notes”) and (ii) UEGL terminated its cash tender offer for all the outstanding shares of 15% senior redeemable convertible preferred stock (CUSIP Nos.: 89376N207, 89376N306) and 20% junior redeemable convertible preferred stock (CUSIP Nos.: 89376N405, 89376N504) of the Company (collectively, the “Preferred Stock”).

As a result of the termination of the exchange offer, TMEI is not required to accept for exchange any of the Existing Notes, and the previously announced exchange offer consideration will not be paid or become payable to holders of the Existing Notes who validly tendered their Existing Notes and delivered their consents in connection with the exchange offer and related consent solicitation. All tendered Existing Notes will be returned to the holders thereof as promptly as practicable. Additionally, the amendments to the indenture governing the Existing Notes set forth in the third supplemental indenture dated as of October 24, 2008 will not become operative. Further, the amendments contained in the new related security documents will not become operative.

As a result of the termination of the tender offer, UEGL has informed the Company that all Preferred Stock previously tendered and not withdrawn will be returned to the holders thereof as promptly as practicable, and that no Preferred Stock was purchased in the tender offer.

On November 17, 2008, UEGL and the Company issued a press release announcing the termination of the Investment Agreement, the exchange offer relating to the Existing Notes and the tender offer relating to the Preferred Stock. A copy of the press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

  (d) Exhibits.

99.1	Termination Agreement, dated as of November 15, 2008, between Transmeridian Exploration Incorporated and United Energy Group Limited.

99.2	Transmeridian Exploration Incorporated and United Energy Group Limited Press Release dated November 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: November 19, 2008	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Termination Agreement, dated as of November 15, 2008, between Transmeridian Exploration Incorporated and United Energy Group Limited.

99.2	Transmeridian Exploration Incorporated and United Energy Group Limited Press Release dated November 17, 2008.